INVESTOR PRESENTATION September 2016 Exhibit 99.1

SAFE HARBOR STATEMENT Certain statements contained within this release are considered forward-looking under the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties including, but not limited to, the risk that any projections or guidance, including revenues, margins, earnings, or any other financial results are not realized, our ability to fully realize the expected benefits of the restructuring plan, the outcome of a governmental review of our subcontractor reporting practices, adverse changes in the global economic conditions, significant volume reductions from key contract customers, significant reduction in customer order patterns, financial stability of key customers and suppliers, and availability or cost of raw materials. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Form 10-K filing for the fiscal year ended June 30, 2016 and other filings with the Securities and Exchange Commission. 1

COMPANY SNAPSHOT Headquarters: Jasper, IN, USA Founded: 1950 Employees: ~3,000 Furniture focused since Oct 31, 2014 Spin-off FY’16 Revenue: $635M FY’16 Adj. Pro Forma Operating Profit: $40.8M / 6.4% FY ‘15 Revenue: $601M FY ’15 Adj. Pro Forma Operating Profit: $29.3M / 4.9% 2

Design Driven and Award Winning Furniture Brands Evolving Office Environment Driving Demand and Continued Hospitality Growth Dividend Yield Approximates 2% Accelerating Revenue From New Product Introductions - Increasing Market Share WHY INVEST IN US Improving Financial Performance Capital Available for Growth 3 Strong Return on Capital Relative to Competitors

WHO WE ARE Kimball International, Inc. creates design driven, innovative furnishings sold through our family of brands: Kimball Office, National Office Furniture, and Kimball Hospitality. Our diverse portfolio offers solutions for the workplace, learning, healing, and hospitality environments. Dedicated to our Guiding Principles, our values and integrity are evidenced by public recognition as a highly trusted company and an employer of choice. “We Build Success” by establishing long- term relationships with customers, employees, suppliers, share owners and the communities in which we operate. We are committed to sales growth, profitability and return on capital that is among the best in each of our markets. We Build Success 4

5 Commercial Government Education Healthcare Finance Hospitality

Contract Magazine Top 10 Brand in Desks/Credenzas HOW WE ARE RECOGNIZED 6

 Increased mobility/technology requires flexible work space  Shifting to more open and collaborative office layouts to promote teamwork  Promotion of healthy work environments  Real Estate Optimization  Change is driving furniture demand New Work Areas MARKET CHANGES DRIVING OFFICE FURNITURE DEMAND 7

176 0 0 137 132 126 237 23 23 46 46 46 51 132 156 252 202 59 FURNITURE INDUSTRY INDICATORS 8

MIXED U.S. FURNITURE LEADING INDICATORS



US Corporate Profit After Tax
With IVA and CCA adjustment ($billion)
Source US Bureau of Economic Analysis
1800
1600
1400
1200
1000
800
600
400
200
0
12/1/2002 6/1/2003 12/1/2003 6/1/2004 12/1/2004 6/1/2005 12/1/2005 6/1/2006 12/1/2006 6/1/2007 12/1/2007 6/1/2008 12/1/2008 6/1/2009 12/1/2009 6/1/2010 12/1/2010 6/1/2011 12/1/2011 6/1/2012 12/1/2012 6/1/2013 12/1/2013 6/1/2014 12/1/2014 6/1/2015 12/1/2015 6/1/2016



BIFMA
($millions)
Continued Growth
7.2%
3.9%
16000
14000
12000
10000
8000
6000
4000
2000
0
15.0%
10.0%
5.0%
0.0%
-5.0%
-10.0%
-15.0%
-20.0%
-25.0%
-30.0%
-35.0%
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016F 2017F



Service Sector Employement
(millions workers)
Source: US Bureau of Labor Statistics
130
125
120
115
110
105
100
8/1/2004 2/1/2005 8/1/2005 2/1/2006 8/1/2006 2/1/2007 8/1/2007 2/1/2008 8/1/2008 2/1/2009 8/1/2009 2/1/2010 8/1/2010 2/1/2011 8/1/2011 2/1/2012 8/1/2012 2/1/2013 8/1/2013 2/1/2014 8/1/2014 2/1/2015 8/1/2015 2/1/2016 8/1/2016



Architectural Billing Index
Above 50 =
Below 50 =
50 = No change from previous period
Design Contracts
Inquiries
Billings
July marks 6th month in a row of positive billings
Source: AIA
65
60
55
50
45
40
53.3
52.3
49.6
50.6
51.5
Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16

Kimball International
Kimball Office | NATIONAL | Kimball Hospitality

9

3.1% 2.9% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Luxury Upper Scale Upscale Upper Middle Scale Midscale Economy Independents US 2016 2017 Source: PWC Hospitality Directions May 2015 Revenue Per Available Room (RevPAR) Growth Rates Estimated (1) Occupancy stabilizing at peak levels GROWTH IN HOSPITALITY LEADING INDICATORS 10 2016 (1) 2017 (1) (1) Source PWC August 2016 Hospitality Directions

KIMBALL INTERNATIONAL FINANCIAL OVERVIEW Basis of financial information is Continuing Operations adjusted for certain non-operating and non-core transactions for comparability. Financial information included throughout is unaudited. 11

12

STRONG SALES GROWTH IN NEW PRODUCT INTRODUCTIONS OFFICE FURNITURE (1) 5% 21% 26% 57% 33% 45% 54% 34% 0% 10% 20% 30% 40% 50% 60% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 ($ in millions) (1) Unaudited Year Over Year Growth 13 29% of total office furniture sales

ORDER GROWTH EACH QUARTER 14 $172.3 $165.9 $168.2 $148.4 $176.4 $130.0 $135.0 $140.0 $145.0 $150.0 $155.0 $160.0 $165.0 $170.0 $175.0 $180.0 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Orders Received ($ in millions) (1) Unaudited Quarterly Orders and Year Over Year Growth (1) Quarterly order growth fueled by new product introductions 15% 2.5% 5.8% 13.4% 2.4%

ORDER TREND RELATIVE TO OFFICE FURNITURE MARKET 15 * Sales and order data are not available for the Hospitality furniture industry (BIFMA industry data excludes Hospitality furniture). Therefore, to get a comparable industry comparison, sales and orders for the Hospitality vertical are excluded from the Kimball International numbers presented in this graph. 7% 8% 13% 6% 6% 4% 2% 0% -1% 3% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Orders * Kimball Int'l (excluding Hospitality vertical) Office Furniture Industry (BIFMA) Growth in orders exceeded industry growth for each of the last 5 quarters

PROGRESS BEING MADE TOWARDS 8% TO 9% OPERATING INCOME GUIDANCE 16 1.3% -1.0% 2.0% 4.9% 6.4% 4.6% 4.0% 4.2% 6.6% 6.6% 7.5% 4.8% 6.7% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 2012 2013 2014 2015 2016 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Fiscal Quarterly Best Q3 in 10 years. Seasonal lower sales in Q3 results in lower Operating Healthcare cost up $1.7M. Impacted margin by 100bps. _____________________ (1) Unaudited. See Appendix for Non-GAAP reconciliation.

ADJUSTED FREE CASH FLOW(1) 17 _____________________ (1) Unaudited. Defined as adjusted net income, plus depreciation and amortization, less capital expenditures, plus non-cash stock compensation, plus change in working capital. Adjusted net income is a non-GAAP measurement equal to GAAP net income excluding after-tax restructuring charges. Fiscal Year 2016 Adjusted Net Income $25.7 Depreciation/Amortization 15.0 Capital Expenditures (16.2) Non-Cash Stock Comp 5.5 Change in Working Capital 4.6 Adjusted Free Cash Flow $34.6 ($ in millions)

18 CUMULATIVE QUARTERLY TOTAL RETURN

FINANCIAL OUTLOOK 19

Q1’17 Outlook (Quarter Ending September 2016) Sales $170 to $180 million Operating Income 8.0% to 9.0% Operating Income $’s $13.6 to $16.2 million Tax Rate 35% to 38% Earnings Per Diluted Share $0.23 to $0.27 Return on Capital* Exceeding 20% * Defined as Annualized Adjusted Net Income Divided by Capital. Adjusted net income is a non-GAAP measurement equal to GAAP net income excluding after-tax restructuring charges. Capital is defined as Total Equity plus Total Debt.  Economic conditions do not significantly worsen and negatively affect industries we serve  No Acquisitions in this time frame  Commodity Pricing Stable  Post Falls Idaho Restructuring benefit of $600k in Q1 (plan is for $1,250,000 per qtr. when fully ramped) Planning Assumptions TARGETED 8% TO 9% OPERATING INCOME IN Q1’17 20  Does not include any potential impact to earnings related to the government’s review of our subcontract reporting process as described in 8-k filed on 5/31/16 Guidance as of 8/2/16

APPENDIX 21

ANNUAL NON-GAAP RECONCILIATION (UNAUDITED)

(millions $)	2013	2014	2015	2016
Operating Income from Continuing Operations	**-$10.6**	**$1.9**	**$17.3**	**$33.5**
Add: Spin Cost – Included in SGA		$1.5	$3.2	
Add: Restructuring			$5.3	$7.3
Adjusted Operating Income from Continuing Operations	-$10.6	$3.4	$25.8	$40.8
Adjusted Operating Income from Continuing Operations as a % of Sales	-2.1%	.6%	4.3%	6.4%
Add: Employee Retirements – Included in SGA (1)	$5.0	$6.8	$3.3	
Add: Other Non-operational – Included in SGA (2)		-$.5		
Add: SERP –Included in SGA (3)	$1.7	$2.6	$0.6	
Adjusted Pro Forma Operating Income from Continuing Operations before External Reverse Synergies	-$3.9	$12.3	$29.7	$40.8
Deduct: External Reverse Synergies (4)	-$1.3	-$1.2	-$0.4	
Adjusted Pro Forma Operating Income from Continuing Operations (4)	**-$5.2**	**$11.1**	**$29.3**	**$40.8**
Adjusted Pro Forma Operating Income from Continuing Operations as a % of Sales	**-1.0%**	**2.0%**	**4.9%**	**6.4%**

(1) Estimated cost associated with the retirement and separation of people due to spin. Costs include that for salary, incentive compensation, performance shares, retirement contribution, and payroll tax.
(2) Includes: pre-tax airplane write-off $1.2M and gain from sale of idle property of $1.7M in FY'14.
(3) SERP expense is added back to adjusted operating income because amount is offset in other income (expense) section of income statement. Net Income is not affected by SERP.
(4) Adjusted pro forma operating income includes external reverse synergies representing estimated increases to the cost structure necessitated by the split into two companies. For example, pre-spin Kimball had one board of directors, and such costs were allocated to Furniture and Electronics. Post spin, there are two boards with each company experiencing a cost increase merely because of the separation. Other examples include IT expenditures and certain insurance cost among others. The $1.3M per year reflected in the table above is a mid-point of a range estimated to be from $1.0M to $1.5M adjusting the adjusted pro forma operating income from continuing operations to reflect this estimated increase in cost structure post spin. In addition to external cost, internal reverse synergy cost also exist and are embedded in the calculation of Operating Income from continuing operations reducing income. Different than external cost, these costs do not have to be separately deducted in this reconciliation because by way of the discontinued operation calculation this cost increase remains within the computed Operating Income from continuing operations. As an example for this type of cost, pre-spin Kimball had an SEC financial reporting function, and such costs were allocated to Furniture and Electronics. Post spin, there are two separate functions experiencing a cost increase as it takes more resource to perform this function for two separate companies than one. This cost increase is estimated to be $500k to $1M. So in total, it is estimated that reverse synergy cost will increase cost structure post spin by $1.5 to $2.5M per year as already reflected in the adjusted results included in the reconciliation above.

22
Kimball International
Kimball Office | NATIONAL | Kimball Hospitality

QUARTERLY NON-GAAP RECONCILIATION (UNAUDITED) 23 (millions $) Q4’15 Q1’16 Q2’16 Q3’16 Q4’16 Operating Income from Continuing Operations $8.6 $9.7 $10.0 $4.3 $9.5 Add: Spin Cost – Included in SGA Add: Restructuring $.2 $1.6 $1.2 $2.0 $2.8 $1.3 Adjusted Operating Income from Continuing Operations $10.4 $10.9 $12.0 $7.1 $10.8 Adjusted Operating Income from Continuing Operations as a % of Sales 6.5% 7.0% 7.3% 4.7% 6.6% Add: SERP –Included in SGA (1) -$.6 $.3 $.1 $.2 Adjusted Pro Forma Operating Income from Continuing Operations $10.4 $10.3 $12.3 $7.2 $11.0 Adjusted Pro Forma Operating Income from Continuing Operations as a % of Sales 6.6% 6.6% 7.5% 4.8% 6.7% _____________________ (1) SERP expense is added back to adjusted operating income because amount is offset in other income (expense) section of income statement. Net Income is not affected by SERP.